Distribution and Retailing

SUPERVALU


News Release

FOR RELEASE: June 29, 1994                       CONTACT: Kris Sundberg
                                                          612 828-4441

SUPERVALU REPORTS FIRST QUARTER RESULTS
AT COMPANY'S ANNUAL SHAREHOLDER MEETING

MINNEAPOLIS -- Citing substantial progress in corporate retail performance and integration and consolidation of distribution operations, SUPERVALU INC. today at its annual stockholders meeting reported sales of $5.0 billion for its first quarter ended June 18, 1994. This represents a 2.4 percent increase over the $4.9 billion first quarter sales of one year ago. Net earnings were $51 million or $.71 per share for the quarter, even with last year's results.

"These are very reasonable results, considering the first quarter consolidation and acquisition costs and other investments for our future," said Michael W. Wright, SUPERVALU chairman, president and CEO. External factors affecting company performance include food price deflation, higher Federal tax rates, and somewhat weak results form ShopKo. Food inflation for the quarter as measured by the company was negative 0.8 percent.

"We should begin to show improved results in the latter half of the year," Wright added, "after the costs of integration and consolidation, customer changes and the sales impact of cigarette price cuts by manufacturers are completely cycled out from the previous fiscal year."

"We continue our aggressive wholesale consolidation efforts, evidenced by the recently announced closing of the company's Northboro, MA distribution facility acquired with Sweet Life Foods in March of this year," Wright stated. The wholesale grocery volume will be transferred to the Andover, MA facility, he said. Wright added that facilities consolidation, which began last year, offers excellent potential to increase operating efficiency and buying advantage, build volume and leverage fixed expenses.

                                   -MORE-
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Food distribution sales were $4.5 billion, up 2.0 percent over last year. "The first quarter acquisition of Sweet Life Foods contributed to sales growth, helping to offset negative food deflation, a tough retail environment and the usual sales impact when consolidating facilities," Wright said. Food distribution operating earnings decreased 3.5 percent principally resulting from consolidations, acquisitions completed in the quarter and reduced LIFO income. Wright said that, "Although these investments to improve our buying leverage, efficiencies of scale and operating productivity have short-term costs, they are imperative to build our competitive edge for future growth."

Retail food sales were $1.1 billion, up 6.9 percent over last year. "We are very pleased with our corporate retail progress. It further validates our strategy to grow the retail segment of our business," Wright said. Same-store corporate retail sales showed healthy improvement by remaining even overall, reversing a negative trend from previous quarters. Retail food operations profits more than doubled, with Cub Foods, Shop 'n Save and the Scott's divisions producing excellent results, despite increasing competition in certain markets. At quarter-end, SUPERVALU operated 295 retail food stores principally under the Cub, Save-A-Lot, Shop 'n Save, Scott's Foods, Laneco, Hornbachers, MAX CLUB and Twin Valu names.

Earlier the company announced fiscal 1995 budget plans to add up to nine corporate Cub Foods stores and seven franchised stores in the current fiscal year. Save-A-Lot plans to add a total of 20 corporate-owned and 85 licensed stores this year.

In addition, the Save-A-Lot division completed in May the acquisition of 30 Texas T stores located in the Dallas-Ft. Worth market. These stores are being converted to the Save-A-Lot limited-assortment format over the next several months. The acquired Texas T distribution center will also help reduce distribution costs for existing customers in the Texas, Louisiana and Arkansas markets.

At the annual meeting four directors were re-elected and one new director was elected to the 12-member SUPERVALU board. Re-elected to three-year board terms were Vernon H. Heath, retired chairman of the board of Rosemount, Inc., Minneapolis; William A. Hodder, chairman, president, CEO and a director of Donaldson Company, Inc., Minneapolis; Harriet Perlmutter, businesswoman; and Winston R. Wallin, chairman of the board and a director of Medtronic, Inc., Minneapolis. Newly elected for a two-year term is R.L. (Dick) Knowlton, chairman of the board of Austin, MN-based Hormel Foods since 1984. Knowlton was also president and CEO of that company from 1984 to 1992. He serves on the boards of Northwestern National Life Insurance Co. and First Bank System and is a member of the board of trustees for the Mayo Foundation.

                                    -30-
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CONSOLIDATED STATEMENTS OF EARNINGS
- - --------------------------------------------------------------------------------
SUPERVALU INC. and Subsidiaries
- - --------------------------------------------------------------------------------
(in thousands, except per share data)

                                                  First Quarter (16 Weeks) Ended
                                                  ------------------------------
                                                  June 18, 1994    June 19, 1993
- - --------------------------------------------------------------------------------
Net sales                                            $4,991,115       $4,875,784

Costs and expenses:

  Cost of sales                                       4,552,947        4,457,422
  Selling and administrative expenses                   321,952          307,143
  Amortization of goodwill                                4,225            3,620
  Interest
    Interest expense                                     38,297           38,371
    Interest income                                       7,655            9,074
                                                     ---------------------------
      Interest expense, net                              30,642           29,297
                                                     ---------------------------
        Total costs and expenses                      4,909,766        4,797,482
                                                     ---------------------------
Earnings before equity in earnings
 of ShopKo and income taxes                              81,349           78,302

Equity in earnings of ShopKo                              2,293            2,633
                                                     ---------------------------
Earnings before income taxes                             83,642           80,935

Provision for income taxes                               33,029           29,851
                                                     ---------------------------
Net earnings                                            $50,613          $51,084
                                                     ===========================

Net earnings per common share                              $.71             $.71

Weighted average number of common
 shares outstanding                                      71,633           71,583

Dividends declared per common share                      $0.220           $0.195

Supplemental information:
  After-tax LIFO income                                  $1,709           $2,734

SUPERVALU INC. and Subsidiaries

Composition of Net Sales and Earnings

The following table sets forth the composition of the company's net sales and earnings.
(In thousands, except percent data)


                                              First Quarter (16 weeks) Ended
                                         --------------------------------------
Net sales                                 June 18, 1994          June 19, 1993
- - -------------------------------------------------------------------------------
Food distribution                          $4,533,909              $4,446,654
                                                 90.8 %                  91.2 %

Retail food                                 1,131,111               1,057,943
                                                 22.7 %                  21.7 %

Sales eliminations                           (673,905)               (628,813)
                                                (13.5)%                 (12.9)%

Total net sales                            $4,991,115              $4,875,784
                                                100.0 %                 100.0 %
- - -------------------------------------------------------------------------------
Earnings
- - -------------------------------------------------------------------------------

Food distribution                            $104,493                $108,285
                                                 86.3 %                  93.5 %

Retail food                                    16,556                   7,539
                                                 13.7 %                   6.5 %

Total operating earnings                      121,049                 115,824
                                                100.0 %                 100.0 %

Interest income                                 7,655                   9,074

Interest expense                              (38,297)                (38,371)

General corporate expenses                     (9,058)                 (8,225)

  Earnings before equity in earnings
  of ShopKo and income taxes                   81,349                  78,302

Equity in earnings of ShopKo                    2,293                   2,633

Provision for income taxes                    (33,029)                (29,851)

Net earnings                                  $50,613                 $51,084
===============================================================================

Pretax LIFO income                             $2,837                  $4,467

